EXHIBIT 16








Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

May 1, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 1, 2002 of Hershey Foods Corporation, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/Arthur Andersen LLP
----------------------
ARTHUR ANDERSEN LLP


cc:      Frank Cerminara, Senior Vice President,
         Chief Financial Officer
         Hershey Foods Corporation